CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of EA Series Trust and to the use of our report dated November 25, 2025 on the financial statements and financial highlights of Towle Value Fund, a series of shares of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into this Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 19, 2025